                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the Appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.1a-11(c) or 240.1a-12


                             LOT$OFF CORPORATION
              (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (check the appropriate box):

[ ]  No fee required
[ ]  Fee computed in table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with the preliminary materials.

     *Set forth amount on which the filing is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount previously paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                             LOT$OFF CORPORATION
                              SAN ANTONIO, TEXAS

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JULY 14, 1998

To the Stockholders of LOT$OFF CORPORATION:

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of LOT$OFF CORPORATION, a Delaware corporation (the "Company"), will be held Tuesday, July 14, 1998 at 10:00 a.m., at the Holiday Inn Select, 77 Northeast Loop 410, San Antonio, Texas 78216, for the following purposes:

     1.   To elect five directors of the Company.

     To transact such other business as may properly come before the meeting or any adjournment thereof. Only stockholders of record at the close of business on May 28, 1998 are entitled to notice of and to vote at the meeting.

     You are cordially invited to attend the meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ASK THAT YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.


                                   By order of the Board of Directors
                                        Jeff Seidel
                                          SECRETARY

San Antonio, Texas
May 29, 1998

                             LOT$OFF CORPORATION
                              San Antonio, Texas
                               PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held July 14, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of LOT$OFF Corporation, a Delaware corporation (the "Company" or "LOT$OFF"), for use at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn Select, 77 Northeast Loop 410, San Antonio, Texas 78216, on July 14, 1998 commencing at 10:00 a.m. and at all adjournments thereof. The mailing address of the Company is 1201 Austin Highway, Suite 116, San Antonio, Texas 78209-4859 and its telephone number is
(210) 805-9300.  This Proxy Statement is being mailed on or about May 29, 1998.

     The Board has fixed the close of business on May 28, 1998 as the record date for the Annual Meeting. Only stockholders of record of outstanding shares of the Company's common stock, $.01 par value ("Common Stock"), at the close of business on Thursday, May 28, 1998 will be entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter that is voted on at the Annual Meeting. At May 28, 1998, there were 4,159,210 shares of Common Stock outstanding, 1,596,420 of which are held in an escrow account at Continental Stock Transfer & Trust Company for the benefit of holders of allowed general unsecured claims pending distribution upon the filing and/or resolution of claims objections under the Company's confirmed Plan of Reorganization, as Amended and Modified. Such escrowed shares are not entitled to vote at the Annual Meeting. Accordingly, at May 28, 1998, there were 2,562,790 shares of Common Stock outstanding and entitled to vote.

     The presence at the Annual Meeting in person or by proxy of the holders of a majority of the Common Stock outstanding and entitled to vote shall constitute a quorum. Pursuant to applicable Delaware law, only votes cast "for" a matter constitute affirmative votes. Votes "withheld" or abstaining from voting are counted for quorum purposes, but since they are not cast "for" a particular matter, they will have the same effect as negative votes or votes "against" a particular matter. The votes required with respect to the items set forth in the Notice of Annual Meeting of Stockholders are set forth in the discussion of each item herein.

                            ELECTION OF DIRECTORS

     At the Annual Meeting, pursuant to which this Proxy Statement is being distributed and assuming the presence of a quorum, five directors are to be elected by a plurality of the votes cast by the holders of the outstanding Common Stock. Under applicable Delaware law, in tabulating the vote, broker nonvotes will not be considered present and will have no effect on the outcome of the vote. Each outstanding share of Common Stock entitles the holder thereof to one vote with respect to the election of the five director positions to be filled at the meeting.

     The nominees for director are Charles J. Fuhrmann II, Sheryle J. Bolton, Cecil Schenker, William B. Snow, and M. David White. All of the nominees are presently directors of the Company. For information concerning the backgrounds of the current directors and nominees, see "DIRECTORS AND EXECUTIVE OFFICERS," below. The enclosed proxy, if properly signed and returned, and unless authority to vote is withheld, will be voted FOR the election of these five nominees. The Board of Directors has no reason to believe that any of such nominees will be unable to serve if elected. In the event any of such nominees become unavailable for election, votes will be cast, pursuant to authority granted by the enclosed proxy, for such substitute nominee as may be designated by the Board of Directors. All directors will serve until the Annual Meeting of Stockholders to be held in 1999 or until their successors are elected. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE FIVE NOMINEES.

                      DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company are:

NAME                         AGE            POSITION(S) HELD/BUSINESS EXPERIENCE
----                         ---            ------------------------------------
Charles J. Fuhrmann II        53  Director, Chairman of the Board, President and Chief
                                  Executive Officer since May 1996.  Chief Financial
                                  Officer from May 1996 to November 1997 and a director of
                                  the Company since October 1994.  From May 1991 to
                                  May 1996, was a private investor and independent,
                                  strategic and financial consultant to private and public
                                  companies.  From 1978 through May 1991, was Vice
                                  President and Managing Director, Investment Banking of
                                  Merrill Lynch & Co., Inc.

Loretta M. Ortiz              32  Vice President - Merchandise since May 1997.  Served as
                                  General Merchandise Manager for Remington Retail
                                  Division from January 1993 to November 1996 and as Buyer
                                  for Job Lot Pushcart from 1980 to 1993.  Has over 17
                                  years of retail experience, primarily in close-out
                                  buying and general merchandising capacities.

Jeff Seidel                   34  Vice President-Finance, Chief Financial and Accounting
                                  Officer, Secretary and Treasurer since November 1997.
                                  Served as consultant for Deloitte & Touche Consulting
                                  Group since 1994, a consulting arm for Deloitte Touche
                                  Tohmatsu International, the global accounting and
                                  auditing, management consulting and tax services
                                  organization.

Doug Sims                     49  Vice-President - Operations  since June 1997, Vice
                                  President-Loss Prevention and Internal Audit from March
                                  1994 to June 1997 and Director of Loss Prevention from
                                  June 1990 to March 1994.  Self-employed in
                                  polygraph/investigations for numerous retail
                                  corporations from July 1980 to June 1990.  Has over 17
                                  years of retail experience.

Tom Lazenby                   38  Vice President - Marketing since May 1997.  Served as
                                  Vice President-Operations for UETA Inc./Duty Free
                                  International from September 1995 to May 1997 and
                                  Regional Vice-President from February 1995 to September
                                  1995 and served principally as Store Manager for
                                  Dillard's Department Stores from 1987 to 1995.  Has over
                                  15 years of retail experience.

Roy E. Springer               49  Vice-President - Human Resources since July 1993.
                                  Director of Human Resources from 1989 to July 1993.
                                  District Store Manager from 1988 until 1989.  Held
                                  various multi-unit management positions for other retail
                                  organizations for 10 years prior to joining the Company.
                                  Has over 20 years of retail experience.

                                     2

Sheryle J. Bolton             51  Director since June 1997.  Has been Chief Executive
                                  Officer of Scientific Learning Corporation (CD/ROM and
                                  Net-based training programs for people with language
                                  impairments) since November 1996.  Served as President,
                                  Chief Operating Officer and a Director of Physicians
                                  Online, Inc. (proprietary online service for
                                  professionals) from January 1994 to July 1996.
                                  Associated with Rockefeller & Co., Inc. (global
                                  investment management firm) from 1990-1993 with
                                  responsibility for all institutional client services and
                                  marketing.  Serves as a Director or trustee of several
                                  Scudder, Stevens & Clark, Inc. managed funds.

Cecil Schenker                55  Director since July 1991.  Previously served as a
                                  director from October 1983 until July 1986.  A corporate
                                  securities attorney and the managing partner of the San
                                  Antonio, Texas office of the law firm of Akin, Gump,
                                  Strauss, Hauer & Feld, L.L.P.  Akin, Gump, Strauss,
                                  Hauer & Feld, L.L.P. has regularly performed legal
                                  services for the Company.  Serves as a director of Taco
                                  Cabana, Inc. (a Mexican patio cafe chain).

William B. Snow               66  Director since June 1997.  Has served as Vice Chairman of Movie Gallery, Inc. (video specialty retailer) since
                                  1994.  Served as Executive Vice President and Director
                                  of Consolidated Stores Corporation (extreme value
                                  retailer) from 1985 until his retirement in 1994.
                                  Serves as Director of Homeland Stores, Inc. and DePaul
                                  University.

M. David White                36  Director since June 1997.  Has served as Senior Vice
                                  President of Investment Banking with Donaldson, Lufkin &
                                  Jenrette Securities Corporation since February 1998.
                                  Served as Director, Investment Banking of Merrill Lynch
                                  & Company, Inc. from June 1997 to February 1998.  Served
                                  as Vice President - Finance of Boston Chicken, Inc.
                                  (multi-unit specialty food retailer) from December 1994
                                  to June 1997.  Served as Director, Investment Banking of
                                  Merrill Lynch & Company, Inc. from 1986 to December

Joseph Lehrman and James M. Raines resigned as Directors on May 28, 1997.

   COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF  1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires each director and executive officer of the Company and each person who owns more than 10% of the Company's Common Stock to file by specific dates with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of change in ownership of Common Stock. Officers, directors and 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company is required to report in this report any failure of its directors, executive officers and 10% stockholders to file by the relevant due date any of these reports during the Company's fiscal year.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to the Company's officers, directors and 10% stockholders were complied with for the fiscal year ended January 30, 1998. Notwithstanding the preceding, the Company believes that a 10% stockholder may have failed to file a Form 3 and a Form 4 reporting on its becoming a 10% stockholder and on an unknown number of transactions in the Company's capital stock.

        DIRECTORS' MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board held three meetings in fiscal 1998. The Board has two standing committees to assist it in the discharge of its responsibilities: the Audit Committee and the Compensation Committee. During fiscal 1998, the Audit Committee held one meeting, and the Compensation Committee held one meeting. These committees are described in more detail below.

     The Audit Committee is responsible for monitoring the financial condition of the Company and reviewing its financial policies and procedures, its internal accounting controls and the objectivity of its financial reporting. The

Audit Committee currently consists of Sheryle J. Bolton, Charles J. Fuhrmann II, Cecil Schenker, William B. Snow and M. David White.

     The Compensation Committee is responsible for administering the Stock Option Plan, reviewing the salary and benefit structure of the Company, especially with respect to its executive officers, and recommending specific actions concerning that structure to the Board. The Compensation Committee currently consists of Sheryle J. Bolton, Cecil Schenker, William B. Snow and M. David White.

     The Company has no nominating committee.

     As compensation for their services, each Director received $1,000 per meeting attended and reimbursement of expenses associated with such attendance. Telephonic meeting participation lasting over an hour was compensated for at $500. In addition, each Director was granted 5-year options to buy 5,000 shares of Common Stock, effective June 16, 1997 and exercisable September 14, 1997 at $1.67 per share. In the future, 5-year options to buy 5,000 shares of Common Stock at then fair market value will be granted to Directors upon appointment or election (or re-election) to the Board of Directors. Outside Directors may receive additional compensation for consulting services as approved by a majority of the Board of Directors.

     For the fiscal year ended January 30, 1998, each director attended either in person or by conference call every meeting of the Board and the total number of meetings of all committees on which he served.

                               EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information concerning the compensation earned during the Company's last three fiscal years by the Company's Chairman of the Board, President and Chief Executive Officer, the only executive officer earning compensation in excess of $100,000 in fiscal 1998 (the "named executive officer").

                                                  Annual compensation         Long-Term Compensation
                                                  --------------------------------------------------------
                                                                              Awards             Payouts
                                                                     -------------------------------------
                                                                                                 Long-Term
                                                                     Restricted   Securities     Incentive
                                                                        stock     Underlying       Plan         All other
          Name and Principal            Fiscal     Salary    Bonus    award(s)      Options       payouts     compensation
               Position                  Year       ($)       ($)        ($)          (#)           ($)          ($) (1)
--------------------------------------------------------------------------------------------------------------------------
Charles J. Fuhrmann II , CHAIRMAN OF     1998     210,032      -          -         255,000          -               -
THE BOARD, PRESIDENT AND CEO             1997     156,460      -          -       400,000 (2)        -               -
                                         1996        -         -          -            -             -               -

     (1) Perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

     (2)  All such options were cancelled on June 16, 1997.

Stock Option Plan

     On June 16, 1997, the Company's then outstanding common stock and all options and warrants to acquire such common stock were cancelled. Also on June 16, 1997, the Company adopted the Stock Option Plan of LOT$OFF Corporation (the "Option Plan").

     Under the Option Plan, stock options to purchase up to 800,000 shares of Common Stock may be granted to officers, employees and directors of the Company or its subsidiaries. Shares that by reason of the expiration of an option (other than by reason of exercise) or which are no longer subject to purchase pursuant to an option granted under the Option Plan may be reoptioned thereunder. The Company's Board of Directors sets the specific terms and conditions of options granted under the Option Plan and administers the Option Plan.

     Employees of the Company are eligible to receive either incentive stock options or nonqualified stock options or a combination of both, as the Board of Directors determines. Non-employee participants may be granted only nonqualified stock options. Stock options may be granted for a term not to exceed five years and are not transferable other than by will or the laws of descent and distribution. Incentive stock options may be exercised, to the extent exercisable prior to termination of employment, up to three months after an optionee's termination of employment for reasons other than optionee's death or disability (or for such shorter period as may be specified in the particular option) and up to one year after an optionee's termination of employment for reasons other than the optionee's death or disability (or for such shorter period as may be specified in the option). Nonqualified stock options may be exercised, to the extent exercisable prior to termination of employment, for such period following an optionee's termination of employment and/or other service to the Company (for whatever reason) as may be specified in the option.

     The exercise price of all incentive stock options must be at least equal to the fair market value of the Common Stock on the date of grant, or 110% of fair market value with respect to any incentive stock option issued to a holder of 10% or more of the Company's Common Stock. Any nonqualified stock option issued pursuant to the Option Plan must be at an exercise price equal to at least 85% of the fair market value of the Company's Common Stock. Stock options may be exercised by payment in cash of the exercise price with respect to each share to be purchased, by delivering Common Stock of the Company already owned by such optionee with a market value equal to the exercise price, or by cashless exercise procedures in which a concurrent sale of the acquired stock is arranged with the exercise price payable in cash from such sale proceeds or by a combination of the foregoing methods.

     In accordance with the terms of the Option Plan, each current director received initial grants of options for 5,000 shares of Common Stock. Subject to availability of shares issuable under the Option Plan and not already reserved for other outstanding stock options, directors who join or are re-elected to the Board in the future will receive a grant of options for 5,000 shares, effective upon their appointment, election or re-election to the Board. Options granted to directors, other than the shares granted in fiscal 1998, become exercisable six (6) months after the grant date. Options, once granted and to the extent exercisable, remain exercisable throughout their term, regardless of whether the holder continues as a director. The exercise price of the options must be equal to 100% of the fair market value of Common Stock at the time of grant.

     The Option Plan terminates on June 16, 2002. The Board of Directors may, however, terminate the Option Plan at any time prior to such date. Termination of the Option Plan will not alter or impair, without the consent of the optionee, any of the rights or obligations pursuant to any option granted under the Option Plan.

     As of May 4, 1998, stock options covering an aggregate of 664,550 shares of Common Stock were outstanding with a weighted average exercise price of $1.81 per share, and 106,500 additional shares were available for issuance upon exercise of options which may be granted in the future.

Option Grants In Last Fiscal Year

     The following table sets forth certain information concerning options granted to the named executive officer during the Company's fiscal year ended January 30, 1998:

---------------------------------------------------------------------------------------------------------------------
                                         Option Grants in Fiscal 1998
---------------------------------------------------------------------------------------------------------------------
                                                                                        Potential realizable value at
                                                                                        assumed annual rates of stock
                                                                                        price appreciation for option
                                                                                                  term (1)
                                                                                        -----------------------------
                         Number of        % of Total
                         Securities         Options
                         Underlying       Granted to       Exercise
                          Options          Employees        Price        Expiration
        Name            Granted (1)   in Fiscal 1998 (2)    ($/sh)          Date            5%                 10%
---------------------------------------------------------------------------------------------------------------------
Charles J. Fuhrmann II     255,000            37%           $1.67         9-15-2002     $1,221,450         $1,652,400

     (1) Mr. Fuhrmann's options were granted June 16, 1997 (205,000) and September 16, 1997 (50,000) and became or become exercisable June 16, 1997 (200,000 shares), September 14, 1997 (5,000), March 16, 1998
          (12,500 shares), September 16, 1998 (12,500 shares), March 16, 1999
          (12,500 shares) and September 16, 1999 (12,500 shares).

     (2) In fiscal 1998, options for an aggregate 650,900 (net of 30,800 cancelled) shares of Common Stock were granted to executive officers and employees, as a group.

     (3) The dollar amounts under these columns use the 5% and 10% rates of appreciation prescribed by the Securities and Exchange Commission.
          The 5% rate of appreciation would result in a per share price of $6.46. The 10% rate of appreciation would result in a per share price of $8.15. This presentation is not intended to forecast possible future appreciation of the Company's Common Stock.

Aggregated Option Exercises In Last Fiscal Year and  Fiscal Year End Option
Values

     The following table sets forth certain information concerning the value of unexercised options held by the named executive officer at January 30, 1998 (no options were exercised by such officer during the fiscal year ended on such date):

                               Number of Securities           Value of Unexercised
                              Underlying Unexercised              In-the-Money
                               Options at FY-End (#)        Options at FY-End ($) (1)
                            ----------------------------------------------------------
        Name                Exercisable   Unexercisable   Exercisable    Unexercisable
--------------------------------------------------------------------------------------
Charles J. Fuhrmann II        205,000        50,000         $694,950       $169,500

     (1) Values stated are based on the $5.06 closing price of the Company's Common Stock as reported on the NASD bulletin board on January 30, 1998 and equal the aggregate amount by which the market value of the option shares exceeds the exercise price of such options at the end of the fiscal year.

Savings and Retirement Plan

     The Company's Profit Sharing Plan and Trust adopted effective April 1, 1990 was renamed the LOT$OFF Corporation Savings and Retirement Plan (the "Savings and Retirement Plan") effective June 16, 1997. It is intended to constitute a qualified cash or deferred profit sharing plan within the meaning of Section 401(a) and 401(k) of the Internal Revenue Code of 1986. The Savings and Retirement Plan is subject to the Employee Retirement Income Security Act of 1974. All employees of the Company who have attained the age of 21, and, with respect to employees hired on or after April 1, 1990, who have also completed at least 1,000 hours of service in a 12-month period (a "year of service"), are eligible to participate. Each eligible employee is allowed to contribute up to 15% of his earnings as shown on the employee's W-2 form. In fiscal 1998, the Company did not match the participating employees' contributions.

     All participating employees' contributions to the Savings and Retirement Plan are at all times fully vested and non-forfeitable. Contributions made by the Company and credited to employees' accounts are vested 20% after two years of service, 40% after three years of service, 60% after four years of service, 80% after five years of service and 100% after six years of service, but all such Company contributions are fully vested and non-forfeitable upon (i) the employee's reaching the normal retirement age of 65, (ii) the employee's death or disability prior to age 65 or (iii) termination of the Savings and Retirement Plan. All forfeitures of non-vested Company contributions are reallocated to non-forfeiting participants' accounts.

     Participating employees may choose among alternative investment vehicles (Company Stock is not an option). Distributions may be made prior to normal retirement age upon showing of hardship. The annual benefits payable upon retirement at normal retirement age cannot be estimated due to the number of variables which operate under the Savings and Retirement Plan. The Company made no contributions to the Savings and Retirement Plan during fiscal years 1996 through 1998.

          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Executive compensation is structured to provide incentives for executive officer performance that result in improvements in the Company's financial results, both short term and long term. Compensation is set at levels which are believed to be sufficiently competitive with companies of similar size and type to attract and retain the best executives. Incentive compensation in the form of stock options is used to align the interests of the Company's executives and its shareholders. Each executive's compensation is based upon both individual and Company performance. The compensation of executive officers consists of two principal parts, each of which is reviewed by the Committee.

     Salaries represent the fixed portion of compensation for executive officers. Changes in salary depend upon individual performance, level of responsibility, experience, seniority and Company performance.

     The second principal part of compensation is stock option grants. The number of options granted is based on a number of factors, including salary level, Company and individual performance and competitive considerations. All options are granted at fair market value, and, therefore, any value which ultimately accrues to executive officers is based entirely on Company performance as perceived by the Company's investors who establish the price for the Common Stock.

     Mr. Fuhrmann's ended fiscal 1998 with a salary of $250,000. Options for 255,000 shares of Common Stock were granted to Mr. Fuhrmann in fiscal 1998. The Committee noted that Mr. Fuhrmann's direct and beneficial ownership of 274,000 shares provides a significant incentive for executive officer performance to achieve improved financial results.

This report is submitted by  the Compensation Committee:

          Cecil Schenker
          Sheryle J. Bolton
          William B. Snow
          M. David White

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1998, Cecil Schenker served on the Company's Compensation Committee.

     The law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. has regularly performed legal services as counsel to the Company. Cecil Schenker, a director of the Company, is a partner with Akin, Gump, Strauss, Hauer & Feld, L.L.P.

     The Company believes that the ability of Mr. Schenker to make fair compensation decisions have not and will not be compromised by the relationship referred to above.

                          STOCK PERFORMANCE GRAPH

     The following graph reflects a comparison of the cumulative total stockholder return (change in stock price) of the Common Stock from January 28, 1994 through January 30, 1998 with the Nasdaq Stock Market (United States companies only) and the Nasdaq Retail Trade Stocks. The comparison assumes $100 was invested on January 28, 1994 in the Common Stock and in each of the foregoing indices. The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be indicative of possible future performance of the Common Stock.

        Comparison of the Cumulative Total Stockholder Return Among
             NASDAQ STOCK MARKET AND NASDAQ RETAIL TRADE STOCKS

                                            FISCAL YEAR ENDING
                               ---------------------------------------------
                               28-Jan    3-Feb    2-Feb     31-Jan    30-Jan
                                1994     1995     1996      1997       1998
BROAD MARKET                   100.00    95.40    134.83    176.76    208.99
PEER GROUP                     100.00    90.09     99.61    122.54    143.27
COMPANY                        100.00    38.60     14.04      2.25      0.00

LOTS

THE PEER GROUP CHOSEN WS:
NASDAQ RETAIL

THE BOARD MARKET INDEX
 CHOSEN WAS:
NASDAQ MARKET INDEX

1    Although the class of Common Stock has been registered for the five years covered by the performance graph, the Company emerged from bankruptcy on June 16, 1997, at which time, all the outstanding shares of Common Stock were cancelled and new shares of Common Stock were issued to Stockholders who had participated in the Company's Rights Offering pursuant to and as a part of the Company's Bankruptcy Court confirmed Plan of Reorganization, as Amended and Modified.

2    The following graph reflects a comparison of the cumulative total stockholder return (change in stock price) of the Common Stock from June 16, 1997 (the issuance date for the Common Stock of LOT$OFF Corporation) through January 30, 1998 with the Nasdaq Stock Market (United States companies only) and the Nasdaq Retail Trade Stocks. The comparison assumes $100 was invested on June 16, 1997 in the Common Stock and in each of the foregoing indices. The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be indicative of possible future performance of the Common Stock.

               -------------------------------------------------
                                              16-Jun    30-Jan
                                               1997      1998
               BROAD MARKET  BROAD MARKET     100.00    118.24
               PEER GROUP    PEER GROUP       100.00    116.92
               COMPANY       COMPANY          100.00    302.99

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                           OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership (as defined by the rules of the Securities of Exchange Commission) of the Common Stock as of May 4, 1998 by each person known by the Company to be a beneficial owner of more than 5%, all directors, the named executive officers and all directors and executive officers as a group.

                                       Number of Shares          Percent of
          Name                      Beneficially Owned (2)        Class (1)
--------------------------          ----------------------       ----------
Charles J. Fuhrmann II                     236,500                  5.4%
Sheryle J. Bolton                           5,000                     *
Cecil Schenker                              5,000                     *
William B. Snow                             5,000                     *
M. David White                              5,000                     *
All executive officers and                 421,400                  9.2%
directors as a group (10
persons)

* Less than 1%

     (1) This calculation is the quotient of: (a) the number of shares of Common Stock currently beneficially owned by the named individual or group, plus the number of shares of Common Stock, if any, for which options held by such person or group are currently exercisable or become exercisable within 60 days of May 24, 1998, divided by (b) the total number of shares of Common Stock outstanding and the number of shares of Common Stock, if any, for which options held by such person or group are currently exercisable or become exercisable within 60 days of May 24, 1998.

     (2) Includes 217,500 shares in the case of Mr. Fuhrmann, 5,000 shares in the case of Sheryle J. Bolton, Cecil Schenker, William B. Snow and M. David White which are issuable pursuant to presently exercisable options. Includes 400,000 shares in the case of all executive officers and directors as a group (10 persons) which are issuable pursuant to presently exercisable options. Excludes 37,500 shares, in the case of Mr. Fuhrmann, which are issuable pursuant to options which are not currently exercisable or exercisable within 60 days of May 24, 1998. Excludes 155,000 shares in the case of all executive officers and directors as a group (10 persons) which are issuable pursuant to options which are not currently exercisable or become exercisable within 60 days of May 24, 1998.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     See "Compensation Committee Interlocks and Insider Participation" for certain relationships and related transactions.

                            INDEPENDENT AUDITORS

     The financial statements and schedules of the Company as of January 30, 1998 and for the year then ended were audited by Deloitte & Touche LLP. It is anticipated that if the management nominees are elected as directors, the new Board of Directors will reappoint such firm as independent certified public accountants for the current fiscal year. Representatives of Deloitte & Touche LLP will be present at the Annual Stockholders' Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                           REVOCABILITY OF PROXY

     A stockholder giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. A proxy will be revoked if the stockholder who executed it is present at the Meeting and elects to vote in person.

                       SPECIFICATIONS BY STOCKHOLDERS

     Properly executed proxies in the accompanying form which are filed before the Meeting and not revoked will be voted in accordance with the directions and specifications contained therein. Unless a different direction or specification is given, properly executed proxies which are filed and not revoked will be voted as described above.

                    SUBMISSION OF STOCKHOLDER PROPOSALS

     Any stockholder proposal to be presented at the 1999 annual meeting should be directed to Jeff Seidel Secretary of the Company, 1201 Austin Highway, Suite 116, San Antonio, Texas 78209, and must be received by the Company on or before February 15, 1999. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

                          SOLICITATION OF PROXIES

     This solicitation is made on behalf of the Board of Directors of the Company. The cost of soliciting these proxies will be borne by the Company. In addition to solicitation by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy materials to their principals and may reimburse them for their expenses in doing so.

                               ANNUAL REPORT

     This Proxy Statement is accompanied by the Annual Report of the Company on Form 10-K for its fiscal year ended January 30, 1998. Stockholders are referred to such Report for financial information about the activities of the Company, but such Report is not incorporated into this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

                               OTHER MATTERS

     The Board of Directors does not intend to present and does not have any reason to believe that others will present at the Annual Meeting any items of business other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby in accordance with their best judgment and discretionary authority to do so as included in the proxy.

     The foregoing notice and proxy statement are sent by order of the Board of Directors.

                                        /s/ Jeff Seidel
                                        ----------------------------
                                        Jeff Seidel
                                        SECRETARY

San Antonio, Texas
May 29, 1998

                              LOT$OFF CORPORATION
                         1201 AUSTIN HIGHWAY, SUITE 116
                         SAN ANTONIO, TEXAS 78209-4859
       PROXY -- ANNUAL MEETING OF SHAREHOLDERS -- TUESDAY, JULY 14, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby appoints Charles J. Fuhrmann II and Jeff Seidel as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the Common Shares of LOT$OFF Corporation held of record by the undersigned on May 28, 1998 at the Annual Meeting of Stockholders to be held on Tuesday, July 14, 1998 or at any adjournment thereof.

ELECTION OF DIRECTORS      FOR all nominees listed         WITHHOLD AUTHORITY to vote
                           below (except as marked to      for all nominees listed
                           the contrary below) / /         below / /

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

 Charles J. Fuhrmann II, Sheryle J. Bolton, Cecil Schenker, William B. Snow, M.
                                  David White

                 (Continued, and to be signed, on Reverse Side)

                          (Continued from other side)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED FOR DIRECTOR AND IN ACCORDANCE WITH THE PROXIES BEST JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

    PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.
                                              Date ______________________ , 1998
                                              __________________________________
                                                          Signature
                                              __________________________________
                                                 Singature, if held jointly

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.